UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2023

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2023, the Board of Directors (the “Board”) of iBio, Inc., a Delaware corporation (the “Company”), appointed Dr. Martin Brenner its then Interim Chief Executive Officer (CEO), to the position of permanent CEO effective immediately, and Mr. Felipe Duran, its then Interim Chief Financial Officer (CFO), to the position of permanent CFO effective immediately.

Dr. Brenner, age 52, has served as the Company’s Chief Scientific Officer (CSO) since January 18, 2021, and its interim CEO since January 20, 2023. Dr. Brenner has a strong history of success heading drug discovery and development teams at several of the world’s leading pharmaceutical companies, including AstraZeneca (“AstraZeneca”), Eli Lilly and Company (“Lilly”), Pfizer Inc.(“Pfizer”), and Merck Research Laboratories (“Merck Research Labs”). Most recently, Dr. Brenner served as Senior Vice President, CSO of Pfenex Inc. from March 2019 until its acquisition by Ligand Pharmaceuticals Incorporated in October 2020. From 2017 to 2018, Dr. Brenner served as CSO at Recursion Pharmaceuticals, Inc., a biotechnology company. From 2016 to 2017, Dr. Brenner served as Vice President and Head of Research and Early Development at Stoke Therapeutics, Inc., a biotechnology company. From 2013 to 2016, Dr. Brenner served as Executive Director, Diabetes & NASH, and Chair of Diabetes & NASH Early Discovery Unit at Merck Research Lab. From 2012 to 2013, Dr. Brenner served as Senior Director, Head of Bioscience, CVMD at AstraZeneca. From 2009 to 2012, Dr. Brenner served as an Associate Research Fellow for the Diabetes Prevention and Remission Group at Pfizer. From 2003 to 2009, Dr. Brenner served as Senior Research Scientist for the Diabetes Drug Hunting Team at Lilly. Dr. Brenner holds a Ph.D. in Pharmacology from the Veterinary School of Hannover in Hannover, Germany a DVM from Veterinary School of Ludwig-Maximilians-University in Munich, Germany.

Mr. Duran, age 43, has served as the Company’s interim CFO since January 20, 2023, and its Vice President of Financial Planning and Analysis (FP&A) from April 2021 until he was appointed the Company’s interim CFO. Previously, Mr. Duran served as the Executive Director (CFO), of Lupin Latin America, a subsidiary of Lupin Pharmaceuticals, which is the 3rd largest generic pharmaceutical company in the United States, from May 2016 to May 2021. Prior to joining Lupin Pharmaceuticals, he held numerous strategy positions at Teva Pharmaceuticals in both its growth markets and Latin America offices. Mr. Duran also worked as a Manager, FP&A for both Bupa and Noven Pharmaceuticals. Mr. Duran holds a B.A. in Finance and an M.B.A from the University of Miami.

There will be no changes to Mr. Duran’s compensation due to the actions described above.

On December 23, 2020, the Company entered into an employment agreement (the “Brenner Employment Agreement”) with Dr. Brenner to serve as the Company’s CSO, effective as of January 18, 2021. In addition to a base salary of $405,000 for serving as the Company’s CSO and a discretionary incentive bonus with a target of 40% of his annual base salary, while serving as Interim CEO, Dr. Brenner will receive a monthly cash stipend of $7,500. Dr. Brenner was also granted restricted stock units (“RSUs”) to acquire 130,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which RSUs shall vest pro rata over a twelve-month period, such vesting to terminate if Dr. Brenner is no longer the Company’s Interim CEO. The grant-date fair value of the RSUs totaled approximately $91,000. On November 11, 2022, Dr. Brenner also received a RSU grant of 95,348 shares of Common Stock in exchange for Dr. Brenner’s agreement to continue employment with the Company through July 1, 2023, whereby such RSUs will vest on the earlier of (i) July 1, 2023, or (ii) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors.

On June 26, 2023, the Board approved including as part of Dr. Brenner’s base salary for serving as permanent CEO the monthly cash stipend of $7,500 he was receiving while serving as Interim CEO, for an annual base salary of $507,150.  In addition, upon appointment as the Company’s permanent CEO, 75,833 RSUs terminated because Dr. Brenner was no longer serving as Interim CEO.  On June 26, 2023, Dr. Brenner was also granted RSUs to acquire 75,833 shares of the Company’s Common Stock, which RSUs shall vest pro rata over a seven-month period.  The grant-date fair value of the RSUs totaled approximately $51,566.

On January 23, 2023, Mr. Duran accepted an offer letter from the Company (the “Duran Offer Letter”) to serve as the Company’s Interim CFO, effective as of February 13, 2023. Mr. Duran’s annual base salary is $350,000, he will be eligible for a discretionary incentive bonus with a target of 40% of his annual base salary and he will be granted a $140,000 special incentive bonus (40% of his fiscal year 2023 annualized salary) in exchange for his agreement to continue employment with the Company through the earlier of: (a) July 1, 2023, or (b) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors minus any retention bonus he is paid during the fiscal year 2023. Before his appointment as the Company’s Interim CFO, Mr. Duran became eligible to receive a retention bonus of $70,000 in exchange for Mr. Duran’s agreement to continue employment with the Company through March 31, 2023.

Each of Dr. Brenner’s and Mr. Duran’s employment is on an “at will” basis and may be terminated at any time by either of them or the Company. If either Dr. Brenner or Mr. Duran separate from employment for any reason or no reason, they are entitled to receive their accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination date. If the Company terminates their employment for reasons other than for “Cause” (as defined in their respective agreements), the Company is required to pay the accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination/separation date and provided, that the terminated employee executes and does not revoke a separation agreement in form acceptable to the Company, he will receive (1) an amount equal to his base salary for nine months, (2) a pro rata share of any bonus earned by him during the Company’s fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, and (3) payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of nine (9) months following the termination.

If Dr. Brenner’s or Mr. Duran’s employment is terminated without Cause within twelve (12) months after a Change of Control (as defined in the Company’s equity incentive plan), (or in the case of Dr. Brenner, Dr. Brenner terminates his employment with us for “Good Reason”, as defined in his employment agreement), provided they execute and do not revoke a separation agreement in a form acceptable to the Company, they each will be entitled to receive: (1) an amount equal to their base salary for twelve months, (2) an amount equal to the target bonus for which they would have been eligible during the Company’s fiscal year in which they were terminated, within thirty (30) days of their execution of a separation agreement, (3) immediate vesting of 100% of any unvested time-vested equity awards held by them at such time, and (4) payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of twelve (12) months following the termination.

Dr. Brenner and Mr. Duran each have agreed to assign to the Company all of their rights in any Inventions, including all Intellectual Property Rights (as such terms are defined in their agreements) that are made, conceived or reduced to practice, in whole or in part, alone or with others, by him during his employment with the Company and have agreed to certain non-compete and non-solicitation terms.

There are no family relationships between Dr. Brenner and Mr. Duran and any of the Company’s directors or executive officers. In addition, except as set forth above, neither Dr. Brenner nor Mr. Duran is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The descriptions of the Brenner Employment Agreement and Duran Offer Letter do not purport to be complete and are qualified in their entirety by reference to the Brenner Employment Agreement and Duran Offer Letter, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1

Employment Agreement dated January 18, 2021, by and between IBio, Inc. and Dr. Martin Brenner (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K for the year ended June 20, 2021 filed by the Company with the Securities and Exchange Commission on September 28, 2021 File No. 001-35023).

10.2

Offer Letter by and between iBio, Inc. and Felipe Duran dated January 23, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 25, 2023 File No. 001-35023).

99.1	Press release date June 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2023	IBIO, INC.

	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	General Counsel and Corporate Secretary